                                             Exhibit (d)(12)

                    INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, made this 23rd day of July, 2003, by and between IVY FUNDS
(hereinafter called "Trust"), and WADDELL & REED IVY INVESTMENT COMPANY
(hereinafter called "WRIICO"), with respect to the series of the Trust listed in Appendix A (collectively hereinafter called "Funds").

                                WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

               I.   In General

                    WRIICO agrees to act as investment adviser to the Funds
with respect to the investment of its assets and in general to supervise the investments of the Funds, subject at all times to the direction and control of the Board of Trustees of the Trust, all as more fully set forth herein.

               II.  Duties of WRIICO with respect to investment of assets of the Funds

                    A. WRIICO shall regularly provide investment advice for
the Funds and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolio of the
Funds; and in furtherance thereof, WRIICO shall:

                        1. obtain and evaluate pertinent information about
significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual companies whose securities or other financial instruments are included in the Funds or the industries in which they engage, or with respect to securities or other financial instruments which WRIICO considers desirable for inclusion in the Funds;

                       2. furnish continuously an investment program for
the Funds;

                       3. determine what securities or other financial
instruments shall be purchased or sold by the Funds;

                       4. take, on behalf of the Funds, all actions which
appear to WRIICO necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

                    B. Subject to the provisions of this Agreement and the
requirements of the Investment Company Act of 1940 (and any rules or regulations in force thereunder), WRIICO is authorized to appoint one or more qualified investment sub-advisers (each, a "Sub-Adviser") to provide the Funds with certain services required by this Agreement. Each Sub-
Adviser shall have such investment discretion and shall make all determinations with respect to the investment of the Funds' assets as shall be assigned to that Sub-Adviser by WRIICO and the purchase and sale of portfolio securities and other financial instruments with respect to those assets.

                    Subject to the supervision and direction of the Board
of Trustees of the Trust, WRIICO shall:

                       1. have overall supervisory responsibility for the
general management and investment of the Funds' assets;

                       2. determine the allocation and reallocation of
assets among the Sub-Advisers, if any; and

                       3. have full investment discretion to make all
determinations with respect to the investment of Funds' assets not otherwise assigned to a Sub-Adviser.

                    WRIICO shall research and evaluate each Sub-Adviser, if
any, including: performing initial due diligence on prospective Sub-
Advisers and monitoring each Sub-Adviser's ongoing performance;
communicating performance expectations and evaluations to each Sub-Adviser;
and recommending to the Board of Trustees of the Trust whether a Sub-
Adviser's contract should be renewed, modified or terminated. When appropriate, WRIICO shall also recommend to the Board of Trustees of the
Trust changes or additions to the Sub-Advisers.

                    C. WRIICO shall make appropriate and regular reports to
the Board of Trustees of the Trust on the actions it takes pursuant to
Section II.A. or B. above. Any investment programs furnished by WRIICO under this section, or any supervisory function taken hereunder by WRIICO, shall at all times conform to and be in accordance with any requirements imposed by:

                       1. the provisions of the Investment Company Act of
1940 and any rules or regulations in force thereunder;

                       2. any other applicable provision of law;

                       3. the provisions of the Declaration of Trust of
the Trust as amended from time to time;

                       4. the provisions of the Bylaws of the Trust, as
amended from time to time;

                       5. the terms of the registration statement of the
Trust, as applicable to the Funds, as amended from time to time, under the
Securities Act of 1933 and the Investment Company Act of 1940.

                    D. Any investment programs furnished by WRIICO under
this section or any supervisory functions taken hereunder by WRIICO shall at all times be subject to any directions of the Board of Trustees of the
Trust, its Executive Committee, or any committee or officer of the Trust acting pursuant to authority given by the Board of Trustees.

               III. Allocation of Expenses

                    The expenses of the Funds and the expenses of WRIICO in
performing its functions under this Agreement shall be divided into two classes, to wit:  (i) those expenses which will be paid in full by WRIICO as set forth in subparagraph "A" hereof, and (ii) those expenses which will be paid in full by the Funds, as set forth in subparagraph "B" hereof.

                    A. With respect to the duties of WRIICO under Section
II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in
Section IV hereinafter, for (a) the salaries and employment benefits of all employees of WRIICO who are engaged in providing these advisory services;
(b) adequate office space and suitable office equipment for such employees;
and (c) all telephone and communications costs relating to such functions.
WRIICO shall compensate each of the Funds' Sub-Advisers, if any. In addition, WRIICO shall pay the fees and expenses of all trustees of the
Trust who are employees of WRIICO or an affiliated corporation and the salaries and employment benefits of all officers of the Trust who are affiliated persons of WRIICO.

                    B. The Funds shall pay in full for all of their
expenses which are not listed above (other than those assumed by WRIICO or one of its affiliates in its capacity as principal underwriter of the shares of the Funds, as Shareholder Servicing Agent or as Accounting
Services Agent for the Funds), including (a) the costs of preparing and printing prospectuses and reports to shareholders of the Funds, including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of the Funds (unless the
Trust and WRIICO shall otherwise agree); (c) interest, taxes, brokerage commissions and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of WRIICO or an affiliated company; (e) fees and expenses of its trustees not affiliated with Ivy Funds Distributor, Inc.; (f) custodian fees and expenses; (g) fees payable by the Funds under the Securities Act of 1933, the Investment
Company Act of 1940, and the securities or "Blue-Sky" laws of any jurisdiction; (h) fees and assessments of the Investment Company Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Funds, and any indemnification by the Trust of its officers, trustees, employees and agents with respect thereto; (j) the costs and expenses provided for in any
Shareholder Servicing Agreement or Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by WRIICO, the Funds shall pay the same to WRIICO on presentation of a statement with respect thereto.

                    C. WRIICO, or an affiliate of WRIICO, may also act as
(i) transfer agent or shareholder servicing agent of the Funds and/or as
(ii) accounting services agent of the Funds if at the time in question there is a separate agreement, "Shareholder Servicing Agreement" and/or
"Accounting Services Agreement," covering such functions between the Funds and WRIICO, or such affiliate. The corporation, whether WRIICO, or its affiliate, which is the party to either such Agreement with Fund is referred to as the "Agent."  Each such Agreement shall provide in substance that it shall go into effect, or be amended, or a new agreement covering the same topics between Fund and the Agent may be entered into, only if the terms of such Agreement, such amendment or such new agreement have been approved by the Board of Trustees of the Trust, including the vote of a majority of the trusteess who are not "interested persons" as defined in the Investment Company Act of 1940, of either party to the Agreement, such amendment or such new agreement (considering WRIICO to be such a party even if at the time in question the Agent is an affiliate of WRIICO), cast in person at a meeting called for the purpose of voting on such approval. Such a vote is referred to as a "disinterested trustee" vote. Each such
Agreement shall also provide in substance for its continuance, unless terminated, for a specified period which shall not exceed two years from the date of its execution and from year to year thereafter only if such continuance is specifically approved at least annually by a disinterested trustee vote, and that any disinterested trustee vote shall include a determination that (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of the Funds and their shareholders; (ii) the services to be performed under the Agreement, the
Agreement as amended, new agreement or agreement to be continued are services required for the operation of the Funds; (iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv)
the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Any such Agreement may also provide in substance that any disinterested trustee vote may be conditioned on the favorable vote of the holders of a majority (as defined in or under the Investment Company Act of
1940) of the outstanding shares of each class or series of the Funds. Any such Agreement shall also provide in substance that it may be terminated by the Agent at any time without penalty upon giving the Trust one hundred twenty (120) days' written notice (which notice may be waived by the Trust)
and may be terminated by the Trust at any time without penalty upon giving the Agent sixty (60) days' written notice (which notice may be waived by the Agent), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Board of Trustees of the Trust in office at the time or by the vote of the holders of a majority (as defined in or under the Investment Company Act of 1940) of the outstanding shares of each class or series of the Funds.

               IV.  Brokerage

                    (a)  WRIICO may select brokers to effect the portfolio
transactions of the Funds on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, "best execution" means prompt and reliable execution at the most favorable price obtainable. Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. WRIICO shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

                    (b)  Subject to the foregoing, WRIICO shall have
discretion, in the interest of the Funds, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities
Exchange Act of 1934) for the Funds and/or other accounts for which WRIICO exercises "investment discretion" (as that term is defined in Section
3(a)(35) of the Securities Exchange Act of 1934); and in connection with such transactions, to pay commission in excess of the amount another adequately qualified broker would have charged if WRIICO determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of WRIICO with respect to the accounts for which it exercises investment discretion. In reaching such determination, WRIICO will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that WRIICO shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by the Funds over a representative period selected by its
Board of Trustees were reasonable in relation to the benefits to the Funds.

                    (c)  Subject to the foregoing provisions of this
Paragraph "IV," WRIICO may also consider sales of the Funds' shares and shares of investment companies distributed by Ivy Funds Distributor, Inc.
or one of its affiliates, and portfolio valuation or pricing services as a factor in the selection of brokers to execute brokerage and principal portfolio transactions.

               V.   Compensation of WRIICO

                    As compensation in full for services rendered and for
the facilities and personnel furnished under sections I, II, and IV of this
Agreement, the Funds will pay to WRIICO for each day the fees specified in
Appendix B hereto.

                    The amounts payable to WRIICO shall be determined as of
the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Articles of
Incorporation of Fund; and shall be paid in arrears whenever requested by
WRIICO. In computing the value of the net assets of the Funds, there shall be excluded the amount owed to the Funds with respect to shares which have been sold but not yet paid to the Funds by Ivy Funds Distributor, Inc.

                    Notwithstanding the foregoing, if the laws, regulations
or policies of any state in which shares of the Funds are qualified for sale limit the operation and management expenses of the Funds, WRIICO will refund to the Funds the amount by which such expenses exceed the lowest of such state limitations.

               VI.  Undertakings of WRIICO; Liabilities

                    WRIICO shall give to the Funds the benefit of its best
judgment, efforts and facilities in rendering advisory services hereunder.

                    WRIICO shall at all times be guided by and be subject
to the Funds' investment policies, the provisions of the Declaration of
Trust and Bylaws of the Trust as each shall from time to time be amended, and to the decision and determination of Trust's Board of Trustees.

                    This Agreement shall be performed in accordance with
the requirements of the Investment Company Act of 1940, the Investment
Advisers Act of 1940, the Securities Act of 1933, and the Securities
Exchange Act of 1934, to the extent that the subject matter of this
Agreement is within the purview of such Acts. Insofar as applicable to
WRIICO, as an investment adviser and affiliated person of Fund, WRIICO shall comply with the provisions of the Investment Company Act of 1940, the
Investment Advisers Act of 1940 and the respective rules and regulations of the Securities and Exchange Commission thereunder.

                    In the absence of willful misfeasance, bad faith, gross
negligence or reckless disregard of obligations or duties hereunder on the part of WRIICO, it shall not be subject to liability to Fund, the Funds or any stockholder of the Funds for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security or financial instrument.

               VII. Duration of this Agreement

                    This Agreement shall become effective at the start of
business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of each class or series of the Funds and by the vote of a majority of the trustees who are not parties to this Agreement or
"interested persons" (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

              VIII. Termination

                    This Agreement may be terminated by WRIICO at any time
without penalty upon giving the Trust one hundred twenty (120) days'
written notice (which notice may be waived by Fund) and may be terminated by the Trust at any time without penalty upon giving WRIICO sixty (60)
days' written notice (which notice may be waived by WRIICO), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Board of Trustees of the Trust in office at the time or by the vote of a majority (as defined in the Investment Company Act of
1940) of the outstanding voting securities of the Funds. This Agreement shall automatically terminate in the event of its assignment, the term
"assignment" for this purpose having the meaning defined in Section 2(a)(4)
of the Investment Company Act of 1940 and the rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

(Seal)
                          Ivy Funds
                          on behalf of the Funds listed in Appendix A

                          By:  /s/Kristen A. Richards
                               -------------------------------
                               Kristen A. Richards
                               Vice President and Secretary

ATTEST:

By: /s/Daniel C. Schulte
    -----------------------------
    Daniel C. Schulte
    Assistant Secretary

(Seal)                        WADDELL & REED IVY
                              INVESTMENT COMPANY

                         By:  /s/Henry J. Herrmann
                              ------------------------------
                              Henry J. Herrmann
                              President

ATTEST:

By:  /s/Daniel C. Schulte
     -----------------------------
     Daniel C. Schulte
     Secretary

             APPENDIX A TO INVESTMENT MANAGEMENT AGREEMENT

Ivy Balanced Fund
Ivy Bond Fund
Ivy International Balanced Fund
Ivy Mortgage Securities Fund
Ivy Real Estate Securities Fund
Ivy Small Cap Value Fund
Ivy Value Fund

               APPENDIX B TO INVESTMENT MANAGEMENT AGREEMENT

                             FEE SCHEDULE

A cash fee computed each day on the net asset value for each Fund at the annual rate listed below:

Ivy Balanced Fund
Net Assets                              Fee

Up to $1 billion                        0.70% of net assets
Over $1 billion and up to $2 billion    0.65% of net assets
Over $2 billion and up to $3 billion    0.60% of net assets
Over $3 billion                         0.55% of net assets

Ivy Bond Fund
Net Assets                              Fee

Up to $500 million                      0.525% of net assets
Over $500 million and up to $1 billion  0.50% of net assets
Over $1 billion and up to $1.5 billion  0.45% of net assets
Over $1.5 billion                       0.40% of net assets

Ivy International Balanced Fund
Net Assets                              Fee

Up to $1 billion                        0.70% of net assets
Over $1 billion and up to $2 billion    0.65% of net assets
Over $2 billion and up to $3 billion    0.60% of net assets
Over $3 billion                         0.55% of net assets

Ivy Mortgage Securities Fund
Net Assets                              Fee

Up to $500 million                      0.50% of net assets
Over $500 million and up to $1 billion  0.45% of net assets
Over $1 billion and up to $1.5 billion  0.40% of net assets
Over $1.5 billion                       0.35% of net assets

Ivy Real Estate Securities Fund
Net Assets                              Fee

Up to $1 billion                        0.90% of net assets
Over $1 billion and up to $2 billion    0.87% of net assets
Over $2 billion and up to $3 billion    0.84% of net assets
Over $3 billion                         0.80% of net assets

Ivy Small Cap Value Fund
Net Assets                              Fee

Up to $1 billion                        0.85% of net assets
Over $1 billion and up to $2 billion    0.83% of net assets
Over $2 billion and up to $3 billion    0.80% of net assets
Over $3 billion                         0.76% of net assets

Ivy Value Fund
Net Assets                              Fee

Up to $1 billion                        0.70% of net assets
Over $1 billion and up to $2 billion    0.65% of net assets
Over $2 billion and up to $3 billion    0.60% of net assets
Over $3 billion                         0.55% of net assets